UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 13, 2007

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2007, Lev Pharmaceuticals, Inc. (the “Company”) entered into definitive agreements with selected institutional investors relating to a registered direct public offering of up to 23,333,333 units of the Company’s securities, each unit consisting of (i) one share of common stock and (ii) a warrant to purchase 0.2 shares of common stock at an exercise price of $1.86 per share of common stock. Each unit was sold for a purchase price of $1.50 per unit (the “Units”) for aggregate gross proceeds of $35 million. In the aggregate the Company will issue up to 23,333,333 shares of common stock and warrants to purchase 4,666,667 shares of common stock. The form of Subscription Agreement and form of Warrant pursuant to which the Company sold and will issue the Units to the purchasers are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference.

The closing of the offering (the “Offering”) is expected to take place on August 17, 2007, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $32.4 million in net proceeds, after deducting the placement agents’ fees and other fees and expenses of the Offering. The securities issuable in the Offering are covered by our registration statement on Form S-3 (File No. 333-143196), which was filed on May 23, 2007, amended on June 11, 2007 and declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on June 13, 2007 and a prospectus supplement dated August 13, 2007.

In connection with the Offering, the Company entered into a placement agent agreement with Jefferies & Company, Inc., as lead placement agent for the Offering, CIBC World Markets Corp., as co-lead placement agent, and Morgan Joseph & Co., Inc., which is acting as co-placement agent (the “Placement Agent Agreement”). The Company has agreed to pay the placement agents an aggregate fee of 6.5% of the gross proceeds upon the closing of the Offering and to reimburse the placement agents for certain expenses incurred by them in connection with the Offering. The Company and each of its directors and executive officers have agreed to certain lock-up provisions with regard to future sales of the Company’s common stock for a period of 90 days after the offering as set forth in the Placement Agent Agreement.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Placement Agent Agreement, which is filed as Exhibit 10.1 to this report, the form of Subscription Agreement and form of Warrant, each of which are incorporated herein by reference. The Placement Agent Agreement has been filed in order to provide other investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Placement Agent Agreement contains representations and warranties that the parties made for the benefit of each other and, with respect to the representations and warranties made by the Company and the investors participating in this offering, in each case, in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, other investors and stockholders should not rely on the representations and warranties made in the Placement Agent Agreement.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any of our securities and these securities cannot be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.  The information in the press release attached as Exhibit 99.1 hereto is incorporated herein by reference, but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On August 14, 2007, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by reference. Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the SEC.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

4.1	Form of Warrant

10.1	Placement Agent Agreement, dated August 13, 2007, by and among the Company, Jefferies & Company, Inc., CIBC World Markets Corp. and Morgan Joseph & Co., Inc.

10.2	Form of Subscription Agreement between the Company and each of the purchasers

99.1	Press release dated August 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein
Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer
Date: August 14, 2007

Exhibit Index

Exhibit No.	Description of Document

4.1	Form of Warrant

10.1	Placement Agent Agreement, dated August 13, 2007, by and among the Company, Jefferies & Company, Inc., CIBC World Markets Corp. and Morgan Joseph & Co., Inc.

10.2	Form of Subscription Agreement between the Company and each of the purchasers

99.1	Press release dated August 14, 2007